Exhibit 10.24

Unity Software Inc.
2020 Equity Incentive Plan
PSU Award Grant Notice
Unity Software Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance-based restricted stock units (“PSUs”) specified and on the terms set forth below (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Global Performance-Based Restricted Stock Unit Award Agreement, including Attachment I, and any country-specific appendices thereto (the “Appendix”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Performance-Based Restricted Stock Unit Award Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Target Number of PSUs:

Vesting Schedule:	In order for any PSUs subject to the PSU Award to vest: (i) the Participant must remain in Continuous Service through the Final Certification Date and (ii) the applicable Performance Goals for the Performance Periods must be satisfied at or above the Threshold level, each as set forth in and subject to the terms of Attachment I.

Issuance Schedule:
Subject to Section 5 of the Global Performance-Based Restricted Stock Unit Award Agreement, if a PSU vests as a result of satisfaction of both applicable vesting requirements as described above, one share of Common Stock will be issued for such vested PSU on the first Quarterly Installment Date to occur following the applicable vesting date (as set forth in Attachment I). “Quarterly Installment Date” means February 25, May 25, August 25 or November 25 of a given year.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The PSU Award is governed by this PSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Global Performance-Based Restricted Stock Unit Award Agreement (including Attachment I and the Appendix), all of which are made a part of this document. This Grant Notice, the Global Performance-Based Restricted Stock Unit Award Agreement, Attachment I and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Performance-Based Restricted Stock Unit Award Agreement, Attachment I and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UNITY SOFTWARE INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

Unity Software Inc.
2020 Equity Incentive Plan
Global Performance-Based Restricted Stock Unit
Award Agreement (PSU Award)
As reflected by your PSU Award Grant Notice (“Grant Notice”) Unity Software Inc. (the “Company”) has granted you a PSU Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of performance-based restricted stock units as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Global Performance-Based Restricted Stock Unit Award Agreement for your PSU Award, including Attachment I, the Appendix as defined below and the Grant Notice constitute your Agreement (the Grant Notice, Global Performance-Based Restricted Stock Unit Award Agreement, Attachment I and the Appendix, collectively, are referred to as the “Agreement”). Defined terms not explicitly defined in this Global Performance-Based Restricted Stock Unit Award Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable
The general terms applicable to your PSU Award are as follows:
1.GOVERNING PLAN DOCUMENT. Your PSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your PSU Award;
(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the PSU Award; and
(c)Section 8(c) of the Plan regarding the tax consequences of your PSU Award.
Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.GRANT OF THE PSU AWARD. This PSU Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to between [ ]% and [ ]% of the Target Number of Performance-Based Restricted Stock Units indicated in the Grant Notice, subject to your satisfaction of the vesting conditions set forth therein (the “PSUs”), which Target Number of Performance-Based Restricted Stock Units shall be modified to reflect any Capitalization Adjustment. Any additional PSUs that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your PSU Award.
3.DIVIDENDS. You shall receive no benefit or adjustment to your PSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your PSU Award after such shares have been delivered to you.

4.WITHHOLDING OBLIGATIONS.
(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the PSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this PSU Award, including, but not limited to, the grant or vesting of the PSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (1) causing you to pay any portion of the Tax Liability in cash; (2) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (3) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award ; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your PSUs to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event the obligation of the Company or applicable Service Recipient with respect to the Tax Liability arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(b)The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates, in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities. If the Tax Liability is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the PSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax Liability.

(c)You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award.
5.DATE OF ISSUANCE.
(a)The issuance of shares in respect of the PSUs is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more PSUs vests, the Company shall issue to you one (1) share of Common Stock for each vested PSU. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii)either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).
6.TRANSFERABILITY. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution
7.CORPORATE TRANSACTION. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.NO LIABILITY FOR TAXES. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to Tax Liability arising from the PSU Award or other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.

9.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus.
12.LOCK-UP. By accepting this PSU Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for such period of time as any underwriters or the Company may request in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act; provided that transactions pursuant to Section 4 hereof shall be exempt from any such lock-up request.. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 12. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 12 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
13.VENUE. For purposes of any action, lawsuit, or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of California, or the federal courts for Northern District of California, and no other courts, where this grant is made and/or to be performed.
14.WAIVER. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
15.APPENDIX. Notwithstanding any provisions in this Agreement, the PSU Award shall be subject to any additional or different terms and conditions set forth in the Appendix to this Global Performance-Based Restricted Stock Unit Award Agreement for your country (the “Appendix”) set forth as Exhibit A to this Global Performance-Based Restricted Stock Unit Award Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global Performance-Based Restricted Stock Unit Award Agreement.

16.RECOUPMENT. All PSU Awards, whether unvested or vested, and any shares of Common Stock issued at vesting of PSU Awards, shall be subject to the Company’s Executive Clawback Policy, as amended from time to time (the “Clawback Policy”), such that any PSU Awards granted to a Participant who is subject to the Clawback Policy, and any shares of Common Stock acquired pursuant to such PSU Awards, shall be subject to deduction, clawback or forfeiture, as provided under the Clawback Policy. Further, the PSU Awards, whether unvested or vested, and any shares of Common Stock issued on vesting of the PSU Awards, shall be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under Applicable Laws. In order to satisfy any recoupment obligation arising under the Clawback Policy or otherwise under Applicable Laws, among other things, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Common Stock or other amounts acquired pursuant to the PSU Award to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company upon the Company’s enforcement of the Clawback Policy.

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ATTACHMENT I

Unity Software Inc.
2020 Equity Incentive Plan
PSUs
Vesting Criteria
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EXHIBIT A
Unity Software Inc.
2020 Equity Incentive Plan
Appendix to Global Performance-Based Restricted Stock Unit Award Agreement

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EXHIBIT B
Unity Software Inc.
2020 Equity Incentive Plan
Denmark - Employer Statement

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